Exhibit 10.2

CUSIP NO. 57772TAD4

FIRST AMENDMENT AGREEMENT

dated as of December 19, 2006

to the CREDIT AGREEMENT Dated as of June 1, 2005

Among

MAX RE LTD.,

MAX USA HOLDINGS LTD.

And

MAX RE CAPITAL LTD.

as Borrowers,

VARIOUS FINANCIAL INSTITUTIONS,

as the Lenders,

ING BANK N.V., LONDON BRANCH

And

CITIBANK, N.A.

As Co-Syndication Agents,

And

BANK OF AMERICA, NATIONAL ASSOCIATION,

as Fronting Bank, as Administrative Agent,

and LC Administrator for the Lenders

And

BANC OF AMERICA SECURITIES LLC, as Sole Lead Arranger and Book Manager

FIRST AMENDMENT AGREEMENT

This First Amendment Agreement (the “Amendment”) is entered into as of December 19, 2006 among Max Re Ltd., a Bermuda company (“Max Re”), Max Re Capital Ltd., a Bermuda company (the “Parent”), Max USA Holdings Ltd., a Delaware corporation, the Lenders listed on the signature pages hereto (the “Lenders”) and Bank of America, N.A., in its capacity as administrative agent (the “Administrative Agent”), Fronting Bank and LC Administrator.

R E C I T A L S

WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to the Credit Agreement, dated as of June 1, 2005 (as amended or modified and in effect on the date hereof, the “Credit Agreement”); and

WHEREAS, the parties desire to amend the Credit Agreement to increase the Tranche A Commitment to $450,000,000, to increase the Tranche B Commitment to $150,000,000 and increase the Aggregate Commitments thereunder to $600,000,000 and amend certain other provisions.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereby agree as follows:

SECTION 1 CREDIT AGREEMENT DEFINITIONS. Capitalized terms used herein that are defined in the Credit Agreement shall have the same meaning when used herein unless otherwise defined herein.

SECTION 2 AMENDMENTS TO CREDIT AGREEMENT. Effective on, and subject to the occurrence of the Amendment Effective Date (as defined below), the Credit Agreement shall be as amended as follows:

2.1 Amendment to Section 1. Section 1.1 of the Credit Agreement is amended as follows:

(a) The definition of “Parent Loan Sublimit” is deleted in its entirety.

(b) The definition of “Borrower” in the preamble of the Credit Agreement is deleted and the definition of “Borrower” in Section 1.1 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“Borrower” means each of the Parent, Max Re and US Holdco and “Borrowers” means collectively the Parent, Max Re and US Holdco.”

(c) The definition of “Change in Control is amended by inserting the following new subparagraph (d) at the end thereof:

“ or (d) the Parent ceases to own, directly or indirectly, 100% of the Capital Stock of and beneficial interest in US Holdco entitled to vote upon general matters submitted to shareholders including election of the board of directors.”

(d) The definition of “Insurance Code” is amended by deleting the words “Max Re and its Subsidiaries” and inserting the words “any Insurance Subsidiary” therefor.

(e) The definition of “Primary Policies” is amended by deleting the words “Max Re or any of its Subsidiaries” and inserting the words “any Insurance Subsidiary” therefor.

(f) The definition of “Reinsurance Agreements” is amended by deleting the words “Max Re or any of its Subsidiaries” and inserting the words “any Insurance Subsidiary” therefor.

(g) The following definitions are added in the proper alphabetical order:

“First Amendment” means the First Amendment Agreement dated as of December 19, 2006 among the Borrowers, the Lenders party thereto, the Administrative Agent, the Fronting Bank and the LC Administrator.

“Insurance Subsidiary” means Max Re and any other Subsidiary of the Parent that is licensed by any Governmental Authority to engage in the insurance or reinsurance business.

“US Holdco” means Max USA Holdings Ltd., a Delaware corporation and a direct, wholly-owned Subsidiary of the Parent.

2.2 Amendment to Section 2.1. Section 2.1 of the Credit Agreement is amended as follows:

(a) Section 2.1(b)(ii)(B) is amended and restated in its entirety to read as follows: “[Intentionally Omitted]”.

(b) Section 2.1(c) is amended by replacing the words “the amount of Loans made to Max Re and the Parent” with the words “the amount of Loans made to Max Re, the Parent and US Holdco.”

2.3 Amendment to Section 2.11. Section 2.11 of the Credit Agreement is amended by inserting the following new subsection (c) at the end thereof:

“(c) US Holdco shall notify the Administrative Agent not less than three (3) Business Days prior to each date US Holdco incurs any Debt other than Debt under this Agreement or Debt owed to the Parent (“US Holdco Refunding Debt”) and the Parent shall notify the Administrative Agent not less than three (3) Business Days prior to each date the Parent incurs any Debt of the type set forth in clause (a) or (b) of the definition of “Debt” other than Debt under this Agreement (“Parent Refunding Debt”). Not later than one (1) Business Day after the receipt of proceeds of any US Holdco Refunding Debt or any Parent Refunding Debt by US Holdco or the Parent, as applicable, US Holdco or the Parent, as applicable, shall repay outstanding Loans in an amount equal to such US Holdco Refunding Debt or Parent Refunding Debt.”

2.4 Amendment to Section 2.13. Section 2.13 of the Credit Agreement is amended by inserting the following at the end thereof:

“Notwithstanding anything contained in this Section 2.13 to the contrary, in the event the Tranche B Commitments are reduced to $100,000,000 pursuant to Section 2.14(c), MaxRe shall have the right to request, in accordance with Section 2.19, that the Aggregate Commitments be increased up to $600,000,000.”

2.5 Amendment to Section 2.14. Section 2.14(c) of the Credit Agreement is amended by inserting the following at the end thereof:

“On each date that Loans are repaid pursuant to Section 2.11(c), the Tranche B Commitments shall automatically be reduced by the principal amount of the Loans prepaid but in no event by more than $50,000,000.”

2.6 Amendments to Section 2.18. Section 2.18 of the Credit Agreement is hereby amended as follows:

(a) Section 2.18(a) is amended and restated in its entirety to read as follows:

“(a) The Obligations of Parent and US Holdco as Borrowers shall be joint and several. The Obligations of Max Re as a Borrower shall be several in nature.”

(b) Section 2.18(b) is amended by inserting the following at the end thereof:

“US Holdco hereby irrevocably appoints the Parent as its agent for all purposes relevant to this Agreement and each of the other Credit Documents, including (i) the giving and receipt of notices, and (ii) the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto. Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by US Holdco acting singly, shall be valid and effective if given or taken only by the Parent. Any notice, demand, consent, acknowledgement, direction, certification or other communication delivered to Parent in accordance with the terms of this Agreement shall be deemed to have been delivered to the Parent and US Holdco.”

2.7 Amendment to Section 2.19. Section 2.19 of the Credit Agreement is amended by inserting the following at the end thereof:

“In the event that the Tranche B Commitments are reduced to $100,000,000 as a result of mandatory prepayments pursuant to Section 2.11(c), Max Re shall have the right after the Refunding Date to request an increase in the Aggregate Commitments in accordance with this Section 2.19.”

2.8 Amendment to Section 4.2. Section 4.2 of the Credit Agreement is amended and restated in its entirety to read as follows:

“Except (a) as set forth (including estimates of the dollar amounts involved) in Schedule 4.2 hereto, (b) for claims which are covered by Insurance Policies, coverage for which has not been denied in writing, (c) for claims which relate to Reinsurance Agreements or Primary Policies issued by Max Re or its Subsidiaries which involve a potential liability which does not exceed 10% of Max Re’s Net Worth, (d) for claims which relate to Reinsurance Agreements or Primary Policies issued by Insurance Subsidiaries of US Holdco which involve a potential liability which does not exceed 10% of US Holdco’s Net Worth, and (e) for claims which related to Reinsurance Agreements or Primary Policies to which it is a party entered into by any Insurance Subsidiaries in the ordinary course of business (referred to herein as “Ordinary Course Litigation”), no claim, litigation (including, without limitation, derivative actions), arbitration, governmental investigation or proceeding or inquiry is pending or, to the knowledge of the Parent, threatened against the Parent or its Subsidiaries (i) which would, if adversely determined, have a Material Adverse Effect or (ii) which relates to any of the transactions contemplated hereby. Other than any liability incident to such claims, litigation or proceedings, the Parent and its Subsidiaries have no material Contingent Liabilities other than Permitted Guarantees.”

2.9 Amendment to Section 4.4. Section 4.4 of the Credit Agreement is amended and restated in its entirety to read as follows:

“None of the Parent, Max Re or US Holdco is an “investment company” or a company “controlled by an investment company,” for the purpose of the Investment Company Act of 1940, as amended. Neither the Parent nor Max Re is engaged in the “investment business” as defined in The Investment Business Act of 2003 of Bermuda. None of the Parent, Max Re or US Holdco is subject to regulation under the Federal Power Act, the Interstate Commerce Act, any public utilities code, or any other Requirement of Law limiting its ability to incur Debt.”

2.10 Amendment to Section 4.5. Section 4.5 of the Credit Agreement is amended in its entirety to read as follows:

“None of the Borrowers is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock. None of the Borrowers, any Affiliate or any Person acting on behalf of a Borrower has taken or will take action to cause the execution, delivery or performance of this Agreement, the making or existence of the Credit Extensions or the use of proceeds of the Credit Extensions to violate Regulations U or X of the FRB.”

2.11 Amendment to Section 4.8. Section 4.8 of the Credit Agreement is amended by deleting the words “Max Re or the Parent” each time they appear and inserting “a Borrower” therefor.

2.12 Amendment to Section 4.14. Section 4.14 of the Credit Agreement is amended and restated in its entirety to read as follows:

“The audited consolidated financial statements of the Parent and Max Re as at December 31, 2005 as restated on November 14, 2006, and the unaudited consolidated financial statements of the Parent and Max Re as of September 30, 2006, copies of which have been delivered to the Lenders, are true and correct in all material respects, have been prepared in accordance with GAAP consistently applied throughout the periods involved (except as disclosed therein) and present fairly the consolidated financial condition of such Borrower and its Subsidiaries at such date and the result of its operations over the periods then ended.”

2.13 Amendment to Section 5.1. Section 5.1 of the Credit Agreement is amended as follows:

(a) Section 5.1(a)(i) is amended by adding the following at the end thereof:

“; and (C) of US Holdco, a copy of the unaudited consolidated balance sheets of US Holdco and its Subsidiaries, as of the close of such quarter and the related statements of income and cash flows for that portion of the Fiscal Year ending as of the close of such Fiscal Quarter, all prepared in accordance with GAAP (subject to normal year-end adjustments) and accompanied by the certification of an Executive Officer of US Holdco that all such financial statements are complete and correct and present fairly in accordance with GAAP (subject to normal year-end adjustments) the consolidated results of operations and cash flows of US Holdco and its Subsidiaries as at the end of such Fiscal Quarter and for the period then ended.

(b) Section 5.1(a)(ii) is amended by adding the following at the end thereof:

“; and (C) of US Holdco, a copy of the annual audited consolidated financial statements of US Holdco and its Subsidiaries consisting of balance sheets and statements of income and retained earnings and cash flows, setting forth in comparative form in each case the figures for the previous Fiscal Year, which financial statements shall be prepared in accordance with GAAP, certified without material qualification by KPMG or any other firm of independent certified public accountants of recognized national standing selected by US Holdco or the Parent and reasonably acceptable to the Required Lenders that all such financial statements are complete and correct and present fairly in accordance with GAAP the financial position and the results of operations and cash flows of US Holdco and its Subsidiaries as at the end of such year and for the period then ended; provided, however, that US Holdco shall only be required to provide such statements commencing with the Fiscal Year ending December 31, 2007 and thereafter.”

(c) Section 5.1(c) is amended and restated in its entirety to read as follows:

“SAP Financial Statements. Within five days after the date filed with the applicable Governmental Authority for each of its Fiscal Years, but in any event within 125 days after the end of each Fiscal Year of each Insurance Subsidiary, a copy of the Annual Statement of each such Insurance Subsidiary for such Fiscal Year prepared in accordance with SAP and accompanied by a certificate of an Executive Officer of Max Re (in the case of Annual Statements of Max Re or any of its Insurance Subsidiaries) or US Holdco (in the case of Annual Statements of US Holdco or any Insurance Subsidiary of US Holdco) that such financial statement is complete and correct and presents fairly in accordance with SAP the financial position of such Insurance Subsidiary for the period then ended.”

(d) Section 5.1(i)(i) of the Credit Agreement is amended and restated in its entirety to read as follows:

“Within five (5) Business Days of receipt, a copy of any financial examination reports by a Governmental Authority with respect to any Insurance Subsidiary relating to the insurance business of such Insurance Subsidiary (when, and if, prepared); provided, such Insurance Subsidiary shall only be required to deliver any interim report hereunder at such time as such Insurance Subsidiary has knowledge that a final report will not be issued and delivered to the Administrative Agent within 90 days of any such interim report.”

(e) Section 5.1(i)(v) is amended by adding the following at the end thereof:

“and promptly, notice of any actual, or to the best of US Holdco’s knowledge, proposed material changes in the Insurance Code governing the investment or dividend practices of any of its Insurance Subsidiaries.”

2.14 Amendment to Section 5.2(c). Section 5.2(c) of the Credit Agreement is amended by inserting the following at the end thereof: “and US Holdco’s corporate existence.”

2.15 Amendment to Section 5.10. Section 5.10 of the Credit Agreement is amended by inserting the following after the words “financial strength rating” the words “of Max Re.”

2.16 Amendment to Section 6.3. Section 6.3 of the Credit Agreement is amended by adding the following new subparagraph (i) at the end thereof:

“and (i) unsecured Debt of US Holdco in an amount not to exceed $150,000,000.”

2.17 Amendment to Section 6.8. Section 6.8 of the Credit Agreement is amended in its entirety to read as follows:

“Not create, incur or assume any agreement to which it is a signatory, other than this Agreement which places any restrictions upon the right of the Borrowers to sell, pledge or otherwise dispose of any material portion of its properties now owned or hereafter acquired (other than with respect to property secured by Liens permitted under Section 6.7) except for (i) such restrictions imposed under this Agreement or by federal or state laws upon the right of the Borrowers to sell, pledge or otherwise dispose of securities owned by it, (ii) restrictions imposed in connection with Debt permitted under Section 6.3(e) provided that such restrictions are no more restrictive than those contained in this Agreement and such restrictions do not prohibit the Borrowers from granting Liens to secure the Obligations under this Agreement and (iii) restrictions on US Holdco and its Subsidiaries in connection with Debt permitted under Section 6.3(i).”

2.18 Amendment to Section 6.9. Clause (d) of Section 6.9 of the Credit Agreement is amended by inserting following the words “except that each of Max Re and the Parent” the words “and US Holdco and its Subsidiaries”.

2.19 Amendments to Section 7.1. Sections 7.1(c), (d), (e), (h), (i) and (m) are amended by deleting the words “the Parent or Max Re” each time they appear and inserting “any Borrower” therefor.

2.20 Amendment to Section 8.2. Section 8.2 is amended by inserting the following new subparagraph (g) at the end thereof:

“(g) Max Re Rating. Prior to the date the first mandatory prepayment is made pursuant to Section 2.11(c), on the date any Loan is made, the A.M. Best Company financial strength rating of Max Re shall be not less than ‘A-‘.”

2.21 Amendment to Schedules. Schedules 2.1, 4.1, 4.2, 4.7, 4.9 and 4.10 of the Credit Agreement are deleted in their entirety and Schedules 2.1, 4.1, 42., 4.7, 4.9 and 4.10 attached hereto are substituted therefor.

SECTION 3 REPRESENTATIONS AND WARRANTIES. In order to induce the Lenders, the Fronting Bank, the LC Administrator and the Administrative Agent to execute and deliver this Amendment, each of Max Re, the Parent and US Holdco hereby represents and warrants to each such Person that:

(a) No Default or Event of Default has occurred and is continuing or will result from the execution and delivery or effectiveness of this Amendment; and

(b) The warranties of the Borrowers contained in Article IV of the Credit Agreement after giving effect to the amendments in Section 2 hereof are true and correct as of the Amendment Effective Date, with the same effect as though made on such date.

SECTION 4 CONDITIONS TO EFFECTIVENESS. This Amendment shall become effective as of the date (the “Amendment Effective Date”) when the Administrative Agent shall have received the following:

4.1 Amendment. Ten counterparts of this Amendment executed by the Borrowers, the Administrative Agent, and each Lender whose Commitment is being increased pursuant to this Amendment.

4.2 US Holdco Documents. Certified Copies of the Organization Documents of US Holdco, resolutions of the board of directors of US Holdco authorizing the execution, delivery and performance of this Amendment and a certificate of an Authorized Officer of US Holdco certifying the names of the individual or individuals authorized to sign this Amendment, together with the sample of the true signature of each such individual (and the Lenders may conclusively rely on such certificate until formally advised by a like Certificate of any changes therein).

4.3 Corporate Resolutions. Certified copies of resolutions of the boards of directors of the Parent and Max Re authorizing the execution, delivery and performance of this Amendment.

4.4 Opinions of Counsel. An opinion of counsel of the Borrowers, addressed to the Administrative Agent, the Fronting Bank, the LC Administrator and the Lenders from each of (i) Sarene Bourdages, general counsel to the Loan Parties, (ii) Akin Gump Strauss Hauer & Feld LLP, New York counsel to the Loan Parties, and (iii) Conyers, Dill and Pearman, Bermuda counsel to Max Re and the Parent, each in form and substance satisfactory to the Administrative Agent.

4.5 Fees and Expenses. (a) The Administrative Agent shall have received (i) on behalf of each Lender increasing its Tranche A Commitment, an upfront fee equal to three basis points on such increase and (ii) on behalf of each Lender increasing its Tranche B Commitment, an upfront fee equal to eight basis points on the amount of such increase, (b) the Borrowers shall have paid to the Administrative Agent any amounts due pursuant to the fee letter dated November 29, 2006 and (c) unless waived by the Administrative Agent, the Borrowers shall have paid all charge and disbursements of counsel to the Administrative Agent and all out-of-pocket expenses of the Administrative Agent and the Arranger to the extent invoiced prior to on the Amendment Effective Date.

SECTION 5 GENERAL.

5.1 Reaffirmation of Credit Documents. From and after the date hereof, each reference that appears in any other Credit Document to the Credit Agreement shall be deemed to be a reference to the Credit Agreement as amended hereby. As amended hereby, the Credit Agreement is hereby reaffirmed, approved and confirmed in every respect and shall remain in full force and effect. This Amendment is a Credit Document.

5.2 Counterparts; Effectiveness. This Amendment may be executed by the parties hereto in any number of counterparts and by the different parties in separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same agreement.

Governing Law; Entire Agreement. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. This Amendment constitutes the entire understanding among the parties hereto with respect to the subject matter hereof and supercedes any prior agreements with respect thereto.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by the respective officers thereunto duly organized as of the date and year first above written.

MAX RE LTD.

By:
Title:

MAX RE CAPITAL LTD.

By:
Title:

MAX USA HOLDINGS LTD.

By:
Title:

BANK OF AMERICA, NATIONAL

ASSOCIATION, as Administrative Agent, LC

Administrator, Fronting Bank and Lender

By:
Title:

CITIBANK, N.A.

By:
Title:

ING BANK N.V., LONDON BRANCH

By:
Title:

By:
Title:

HSBC BANK USA, NATIONAL ASSOCIATION

By:
Title:

BARCLAYS BANK PLC

By:
Title:

WACHOVIA BANK, NATIONAL ASSOCIATION

By:
Title:

THE BANK OF NEW YORK

By:
Title:

WEBSTER BANK, NATIONAL ASSOCIATION

By:
Title:

SCHEDULE 2.1

	Tranche A	Tranche B
Lender	Commitment	Commitment	Percentage
Bank of America, N.A.	$81,666,666.67	$28,333,333.32	18.333333332%
Citibank, N.A.	$80,000,000.00	$27,500,000.00	17.916666667%
ING Bank N.V., London Branch	$80,000,000.00	$27,500,000.00	17.916666667%
HSBC Bank USA, National Association	$50,000,000.00	$16,666,666.67	11.111111112%
Wachovia Bank, National Association	$50,000,000.00	$16,666,666.67	11.111111112%
The Bank of New York	$50,000,000.00	$16,666,666.67	11.111111112%
Barclays Bank Plc	$38,888,888.89	$11,111,111.11	8.333333333%
Webster Bank, National Association	$19,444,444.44	$5,555,555.56	4.166666667%
TOTAL	$450,000,000.00	$150,000,000.00	100.0%

SCHEDULE 4.1

JURISDICTIONS

Bermuda

Max Re Ltd.

Max Re Capital Ltd.

Max Re Diversified Strategies Ltd.

Max Re Managers Ltd.

Ireland

Max Europe Holdings Limited

Max Re Europe Limited

Max Insurance Europe Limited

Switzerland
Branch of Max Insurance Europe Limited

United States
Max USA Holdings Ltd.

SCHEDULE 4.2

LITIGATION AND CONTINGENT LIABILITIES

Litigation

SEC Inquiry. In connection with an internal review of three finite property and casualty retrocessional contracts, Parent voluntarily contacted the US Securities and Exchange Commission (“SEC”) in March 2006. Subsequently, in connection with the SEC’s industry-wide investigation into non-traditional, or loss mitigation, (re)insurance products, Parent received a subpoena for certain information and interviews with a number of Parent’s and Max Re’s employees relating to the business practice review and Parent’s determination to restate its financial statements for the fiscal years ended December 31, 2005, 2004, 2003, 2002 and 2001. Parent will continue to cooperate fully with the SEC. Parent cannot predict the ultimate impact, if any, this investigation may have on Parent’s and/or Max Re’s business or operations. It is possible that the SEC investigation may result in penalties and relief, including without limitation injunctive relief and/or civil monetary penalties, or require remediation. The nature of the relief or remedies or remediation that the SEC may seek cannot be predicted at this time. If an enforcement action is brought by the SEC, it could have a material adverse effect on Parent and/or Max Re.

Other Actions. On April 4, 2006, a complaint was filed in the U.S. District Court for the Northern District of Georgia on behalf of New Cingular Wireless Headquarters LLC and 16 other corporations against approximately 100 insurance entity defendants, including insurance brokers Marsh Inc. and Aon, and including Max Re. On October 16, 2006, the Judicial Panel on Multidistrict Litigation transferred the case to the U.S. District Court for the District of New Jersey for pretrial proceedings on a consolidated basis with other lawsuits raising similar claims. The complaint alleges that the defendant insurance companies and insurance brokers conspired to manipulate bidding practices for insurance policies in certain insurance lines and failed to disclose certain commission arrangements. The named plaintiffs have asserted statutory claims under the Sherman Act, the Racketeer Influenced and Corrupt Organizations Act, as well as common law claims alleging breach of fiduciary duty, inducement to breach fiduciary duty, unjust enrichment and fraud. Max Re intends to defend itself vigorously in this suit but cannot at this time predict the outcome of the matters described above or estimate the potential costs related to defending the action. No liability has been established in Parent’s unaudited consolidated financial statements for the period ended September 30, 2006.

Contingent Liabilities

Guaranty by Max Re Ltd. of a lease of an office building in Dublin, Ireland used by European Subsidiaries.

A Limited Guaranty by MDS of the obligations of Max Re under a Letter of Credit Agreement with Hypo-Und Vereinsbank, AG, New York Branch

SCHEDULE 4.7

Max Re Capital Ltd.

Max Re Managers Ltd.

Max Re Ltd.

Max Re Diversified Strategies Ltd.

Max Re House

2 Front Street

P.O. Box HM 2565

Hamilton HM KX, Bermuda

and

Vallis Building, 2nd Floor
58 Par-La-Ville Road
Hamilton HM 11, Bermuda

Max Europe Holdings Limited

Max Insurance Europe Limited

Max Re Europe Limited

Harcourt Building

Harcourt Street

Dublin, 2

Ireland

Max Insurance Europe Limited – Swiss Branch

Limbergstrasse 34
Küsnacht
Canton of Zurich, Switzerland

Max USA Holdings Ltd.

9020 Stony Point Parkway
Suite 325
Richmond, VA 23235
USA

and

One Front Street
San Francisco, CA 94111
USA

and

1145 Sanctuary Parkway
Alpharetta, GA 30004
USA

and

300 Welsh Road,
Building No. Four – Suite 160,
Horsham, PA 19044
USA

SCHEDULE 4.9

DIRECT AND INDIRECT SUBSIDIARIES OF MAX RE CAPITAL LTD.

Max Europe Holdings Limited

Max Re Europe Limited

Max Insurance Europe Limited

Max Re Diversified Strategies Ltd.

Max Re Managers Ltd.

Max Re Ltd.

Max USA Holdings Ltd.

SCHEDULE 4.10

INSURANCE LICENSES

Bermuda licence of Max Re for General Business Insurance

Max Re is licensed as a Class IV, General and long-term Insurer in Bermuda, which allows writing of all property, casualty, life and health lines.

Max Re Europe Limited is authorized to write reinsurance in Ireland.

Max Insurance Europe Limited is authorized to conduct non-life insurance business in Ireland in the following classes: 1, 4, 5, 6, 7, 8, 9, 11, 12, 13 and 16. Max Insurance Europe Limited is also authorized to transact business in Switzerland through a branch in the following classes: B8, B9, B13 and B16.